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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported) MARCH 28, 2006

                               CRAWFORD & COMPANY
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             (Exact Name of Registrant as Specified in Its Charter)

                                     GEORGIA
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                 (State or Other Jurisdiction of Incorporation)

           1-10356                                    58-0506554
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  (Commission File Number)                 (IRS Employer Identification No.)

      5620 GLENRIDGE DRIVE, N.E., ATLANTA, GEORGIA               30342
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        (Address of Principal Executive Offices)              (Zip Code)

                                 (404) 256-0830
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

      The Company owns the land and buildings located at 5620 Glenridge Drive, N.E., Atlanta, Georgia 30342 ("Glenridge Drive Property"), currently utilized as the Company's headquarters. The Company's Board of Directors determined that the Company has outgrown the office space at the Glenridge Drive Property, thus it was determined that the Company would sell the Glenridge Drive Property and obtain suitable office space for its headquarters. The Board also determined that it was in the Company's best interests to consolidate its other operations in Atlanta, Georgia with the offices of its headquarters.

      On March 22, 2006 (the "Effective Date"), the Company entered into a Purchase and Sale Agreement (the "Purchase Agreement") with a third party, Buckhead Trading and Investments Company, LLC, a Georgia limited liability company (the "Purchaser") to sell the Glenridge Drive Property to the Purchaser for a total sales price of $12,000,000. A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K

      The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

      PURCHASE PRICE. The total purchase price is $12,000,000. The Purchaser shall deliver, within 5 business days following the Effective Date, an initial deposit of $50,000 to Calloway Title and Escrow, LLC (the "Escrow Agent").

      INSPECTION PERIOD. The inspection period ends 30 days after the Effective Date of the Purchase Agreement. Within 5 business days following termination of the inspection period, the Purchaser is required to deliver to Escrow Agent an additional letter of credit in the amount of $250,000.

      CLOSING. The expected closing date of the transaction is May 22, 2006. The Purchaser has the right to extend the closing until June 5, 2006 by delivering written notice to the Purchaser and by delivering an additional $200,000 (either in cash or by increasing the letter of credit) to the Escrow Agent. The closing is also subject to customary closing conditions and deliveries.

      COSTS AND FEES. The Purchaser will pay transfer, sales, use, gross receipts or similar taxes, recording costs, any premiums or fees required to be paid with respect to the title policy and one half of the customary closing costs of the Escrow Agent. The Company will pay the base premium for the title policy and one-half of the customary closing costs of the Escrow Agent. The Company will brokerage fees of 1.5% of the Purchase price to each of Richard Bowers & Co. (the Company's broker) and Easlan Capital of Atlanta, Inc. (the Purchaser's broker).

      REPRESENTATIONS AND WARRANTIES. The Company and the Purchaser each made limited representations and warranties to the other.

      RISK OF LOSS. The risk of loss or damage to Glenridge Drive Property by reason of any insured or uninsured casualty during the period through and including the closing date will be borne by the Company.

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      ASSIGNMENT. The Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Company.

      DEFAULTS AND REMEDIES. If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Company, and neither party will be obligated to proceed with the purchase and sale. The Company expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

      If the Company, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $250,000 or (ii) seeking specific performance of the Company 's obligation to deliver the deed pursuant to the Purchase Agreement.

      LEASEBACK. The Purchaser and the Company have agreed to a triple-net lease agreement for the Glenridge Drive Property for a period of twelve months following the closing of the sale. The Company has the option to terminate the lease anytime after the ninth month of the lease term. The monthly rent is $100,000. A copy of the lease is attached as Exhibit B to the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits

      The following exhibit is filed herewith:

        Exhibit Number             Descriptions

        10.1                       Purchase and Sales Agreement

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CRAWFORD & COMPANY

                                          By: /s/ R. Eric Powers, III
                                              -----------------------------
                                              R. Eric Powers, III
                                              Assistant Corporate Secretary

Dated: March 28, 2006